Exhibit 99.1

For Immediate Release

Hasbro to Acquire Entertainment One
Adding Brands & Expanding Storytelling Through Global Entertainment

●	Accelerates Hasbro’s Brand Blueprint strategy by adding eOne’s family brands, exceptional, proven TV and film expertise and veteran executive leadership

●	Adds beloved global preschool brands, Peppa Pig and PJ Masks, as well as a slate of additional brands in development, including newly introduced Ricky Zoom, to Hasbro’s robust brand portfolio

●	Dramatically enhances storytelling capabilities and franchise economics in TV, film and other mediums to strengthen Hasbro’s brands

●	Improves Hasbro’s growth outlook and enhances long-term profitability through in-sourcing and cost synergies as well as future revenue growth opportunities

PAWTUCKET, R.I. & LONDON, ENGLAND--(BUSINESS WIRE) – Aug. 22, 2019 – Hasbro, Inc. (NASDAQ: HAS) and Entertainment One Ltd. (LSE: ETO) (eOne) today announced that they have entered into a definitive agreement under which Hasbro will acquire eOne in an all-cash transaction valued at approximately £3.3 billion or US$4.0 billion. Under the terms of the agreement, eOne shareholders will receive £5.60 in cash for each common share of eOne, which represents a 31% premium to eOne’s 30-day volume weighted average price (VWAP) as of August 22, 2019.

“The acquisition of eOne adds beloved story-led global family brands that deliver strong operating returns to Hasbro’s portfolio and provides a pipeline of new brand creation driven by family-oriented storytelling, which will now include Hasbro’s IP,” said Brian Goldner, Hasbro chairman and chief executive officer. “In addition, Hasbro will leverage eOne’s immersive entertainment capabilities to bring our portfolio of brands that have appeal to gamers, fans and families to all screens globally and realize full franchise economics across our blueprint strategy for shareholders. We are excited to welcome eOne’s talented employees from around the world into the Hasbro family.”

Hasbro entertainment One Adds beloved global preschool brands to Hasbro’s robust brand portfolio Peppa Pig PJMASKS Ricky Zoom, Cupcake & DINO Ben & Holly’s Little Kingdom Enhances Hasbro’s storytelling capabilities in TV, film and other mediums MAKEREADY® audio network an entertainment One company A ROUND ROOM Last Gang SECRET LOCATION an entertainment One company DUALTONE an entertainment One company SIERRA/AFFINITY IMPROVES HASBRO’S GROWTH OUTLOOK AND ENHANCES LONG-TERM PROFITABILITY ~130M of in-sourcing and cost synergies Accretive to adjusted EPS* in Year 1 and increasing in Year 2 HASBRO BRANDS +  TV Film Expanded Capabilities Live Action Animation  + Seasoned Entertainment Executives  Incremental Revenue & Profit Opportunity eOne OVERVIEW: BRINGING THE BEST CONTENT TO THE WORLD FAMILY & BRANDS Inspiring smiles with the world’s most beloved characters TELEVISION Creating world-class content with international appeal FILM One of the largest independent film companies with global reach & local expertise MUSIC A disruptive, tech-enabled global music platform INNOVATION Stunning audiences through next-generation storytelling 2019 RESULTS (as reported by eOne in accordance with IFRS) ₤941.2M Revenue 5% 3-year CAGR ₤197.6M EBITDA 15% 3-year CAGR REVENUE BY DIVISION 17%  ₤941.2M 83% UNDERLYING EBITDA BY DIVISION 46% ₤212.2M 54% FAMILY & BRANDS TV & FILM DEAL FACTS ₤3.3B or $4.0B ₤5.60 per share; a 31% premium to eOne’s 30-day VWAP as of 8/22/19 Expected close 4th quarter of 2019 Certain statements contained in this fact sheet contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties, which may be detailed from time to time in the Company’s public announcements and SEC filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this fact sheet or to update them to reflect events or circumstances occurring after the date of this infographic. *Adjusted EPS execludes one-time transaction costs and purchased intangible amortization.

“On behalf of the board of eOne, I am very pleased by this exciting development, which is a testament to eOne management’s vision, leadership and solid execution. This transaction creates significant, immediate value for our shareholders as it recognizes the strength of our future-facing business model,” said Allan Leighton, eOne’s chairman of the board.

“Hasbro’s portfolio of integrated toy, game and consumer products, will further fuel the tremendous success we’ve achieved at eOne,” said Darren Throop, chief executive officer of eOne. “There’s a strong cultural fit between our two companies; eOne’s stated mission is to unlock the power and value of creativity which aligns with Hasbro’s corporate objectives. eOne teams will continue to do what they do best, bolstered by the access to Hasbro’s extensive portfolio of richly creative IP and merchandising strength. In addition, the resulting expanded Hasbro presence in Canada through eOne’s deep roots will bring world class talent and production capabilities to Hasbro. Along with our leadership team, I look forward to working with Hasbro on our joint growth and success for many years to come.”

“By combining two profitable and financially disciplined companies we expect to unlock value in the short- and long-term for our stakeholders,” said Deborah Thomas, Hasbro’s chief financial officer. “eOne’s brands and TV and film expertise, together with Hasbro’s brands, toy and game innovation and licensing capabilities, positions us to more quickly drive revenue and profit over the medium-term. We remain committed to maintaining an investment grade rating and returning to our gross Debt to EBITDA target of 2.00 to 2.50X.”

The acquisition will advance Hasbro’s position as a leading global play and entertainment company, adding beloved, global preschool brands with proven success and strong financial returns across platforms to Hasbro’s robust portfolio. eOne’s capabilities to bring high-quality content across platforms will strengthen Hasbro’s end-to-end ability to monetize and bring to market its IP in increasingly attractive new formats, including over-the-top (OTT) and premium platforms, music, location-based entertainment, AR and VR.

Strategic Rationale

Enhances Hasbro’s brand portfolio with two beloved global preschool brands and an attractive slate of brands in development

●
The acquisition of highly profitable and merchandisable preschool brands is a strategic growth opportunity for Hasbro in the Infant and Preschool category, the largest super-category in the toy and game industry in the G11 markets, according to the NPD Group

●	Peppa Pig is an evergreen property that has thrived for over a decade and extended itself to new profit streams that continue its success
●	PJ Masks growth outlook is supported by new formats, its current rollout in China, the launch of new seasons in multiple regions, a live touring event and new toy lines
●
A slate of additional brands is under development, including Ricky Zoom, a unique storyline with highly merchandisable content airing on Nickelodeon in the US and other top-tier global networks beginning Sept. 9, 2019

Adding exceptional, proven TV and film expertise

●	By developing, owning and strategically distributing content, the acquisition positions Hasbro to capture more franchise economics created and perpetuated by differentiated platforms
●	eOne brings profitable, growing capabilities in scripted and unscripted TV development and production for global audiences
●
Live action and animation present multiple avenues to bring Hasbro’s franchises to life as OTT platforms and networks are increasingly interested in new, unexploited intellectual property while studios reclaim content for proprietary platforms

●	In film, eOne has been transforming its business to focus on high-quality premium talent-driven content, including titles like Clifford the Big Red Dog and Monster Problems
●	eOne’s Canadian TV and film operations will continue as a distinct Canadian-controlled business within the combined business

Leveraging talented executive team across all areas of entertainment and strong Canadian presence

●	Top eOne executives have agreed to join the Hasbro team
●	eOne’s seasoned entertainment executives with deep talent relationships and creative drive will further strengthen Hasbro’s talented team
●	Global organization, with presence in London, Los Angeles, Toronto, New York, Hong Kong, Melbourne and Shanghai
●
eOne’s Canadian presence is an important base for creative talent and best-in-class studio capabilities, significantly expanding Hasbro’s Canadian presence and positioning eOne for ongoing success in Canada, including in relation to its robust pipeline of television and film projects

●
The transaction is structured to ensure that eOne’s Canadian operations will continue to meet applicable Canadian control regulatory requirements in relation to television and film production companies, to the continued benefit of the Canadian television and film production industry

Financial Benefits

Creates opportunities for accelerating long-term profitable growth

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Hasbro expects to realize in-sourcing and other global annual run rate synergies of approximately US$130 million by 2022, driven by integration benefits, substantial savings from moving a significant portion of eOne’s toy business in-house and enhancing the profitability of eOne’s licensing and merchandising activities

●
The addition of eOne to Hasbro is expected to be accretive to adjusted EPS in the first year following the transaction, adjusted to exclude one-time transaction costs and purchased intangible amortization, with mid- to high-teens accretion to adjusted EPS in the third full year following the closing of the transaction as synergies are achieved (1)

●	Meaningful potential for additional revenue growth and expanded franchise economics with brand-driven animation and live action TV and film entertainment

(1)
Hasbro cannot, without unreasonable effort, forecast certain items required to develop a meaningful comparable GAAP financial measure to adjusted EPS. See “Use of non-GAAP financial measures” below for further discussion

Transaction Details

The cash purchase price of £5.60 per share represents a 31% premium to eOne’s 30-day volume weighted average price (VWAP) as of August 22, 2019.

Hasbro expects to finance the transaction with the proceeds of debt financing and approximately US$1.0 billion to US$1.25 billion in cash from equity financing. Hasbro has entered into a debt commitment letter with Bank of America Merrill Lynch to provide a 364-day senior unsecured bridge loan facility to secure funding of the purchase price.

Hasbro is committed to maintaining an investment grade rating. Hasbro’s long-term leverage target remains unchanged at 2.00 to 2.50X gross Debt to EBITDA and expects to return to this range in three to four years.

Hasbro expects to maintain its quarterly dividend and suspend its current share repurchase program while it prioritizes achieving its leverage target.

The transaction, which is structured as a statutory plan of arrangement under the Canada Business Corporations Act, has been approved by the boards of directors of each of Hasbro and eOne, and is subject to receipt of certain regulatory approvals, the approval by eOne shareholders and the Ontario Superior Court of Justice and other customary closing conditions. eOne is subject to customary non-solicitation provisions under the definitive agreement and a termination fee payable to Hasbro in certain circumstances. The transaction is expected to close during the fourth quarter of 2019.

The board of directors of eOne, after consultation with its financial advisors as to the financial terms of the transaction and its legal advisors, unanimously determined that the transaction is in the best interests of eOne and has recommended that eOne shareholders vote in favor of the transaction. eOne’s board of directors has received a fairness opinion from J.P. Morgan Cazenove in connection with the transaction to the effect that, as of the date of such opinion, and subject to the assumptions, limitations, qualifications and other matters set forth therein, the consideration to be paid to the eOne shareholders is fair, from a financial point of view, to such shareholders.

Centerview Partners LLC is serving as financial advisor to Hasbro and Cravath, Swaine & Moore LLP, Stikeman Elliott LLP and Freshfields Bruckhaus Deringer LLP are serving as its legal counsel. J.P. Morgan Cazenove is serving as financial advisor to eOne and Osler, Hoskin & Harcourt LLP and Mayer Brown International LLP are serving as its legal counsel.

A copy of the definitive agreement will be made available at eOne’s website at www.entertainmentone.com and with Hasbro’s filings with the US Securities and Exchange Commission.

Investor Call Details

The two companies will host an investor conference call today, August 22, at 5:00 p.m. ET.

To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s web site approximately 2 hours following completion of the call.

Dial-in numbers for the call are 877-269-7756 (US) and 201-689-7817 (INTL).  Please indicate you are calling for the Hasbro conference call.  Please dial in 5 to 10 minutes prior to the start of the call.

About Hasbro

Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to Creating the World's Best Play Experiences. From toys and games to television, movies, digital gaming and consumer products, Hasbro offers a variety of ways for audiences to experience its iconic brands, including NERF, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, MAGIC: THE GATHERING and POWER RANGERS, as well as premier partner brands. Through its entertainment labels, Allspark Pictures and Allspark Animation, Hasbro is building its brands globally through great storytelling and content on all screens. Hasbro is committed to making the world a better place for children and their families through corporate social responsibility and philanthropy. Hasbro ranked No. 13 on the 2019 100 Best Corporate Citizens list by CR Magazine, and has been named one of the World’s Most Ethical Companies® by Ethisphere Institute for the past eight years. Learn more at www.hasbro.com, and follow us on Twitter (@Hasbro) and Instagram (@Hasbro).

About Entertainment One

Entertainment One Ltd. (LSE: ETO) is a global independent studio that specialises in the development, acquisition, production, financing, distribution and sales of entertainment content. Entertainment One's diversified expertise spans across film, television and music production and sales, family programming, merchandising and licensing, and digital content. Through its global reach and expansive scale, powered by deep local market knowledge, Entertainment One delivers the best content to the world.

Entertainment One's robust network includes international feature film distribution company Sierra/Affinity; Amblin Partners with DreamWorks Studios, Participant Media, and Reliance Entertainment; Makeready with Brad Weston; unscripted television production companies Whizz Kid Entertainment and Renegade 83; live entertainment leaders Round Room Entertainment; world-class music labels Dualtone Music Group and Last Gang; and award-winning emerging content and technology studio Secret Location.

IMPORTANT NOTICE:

Not for release, publication or distribution in, into or from any jurisdiction where to do so would constitute a violation of the relevant laws or regulations of such jurisdiction.

Certain information contained in this announcement would have constituted inside information (as defined by Article 7 of MAR) prior to its release as part of this announcement. The person responsible for arranging release of this information on behalf of Entertainment One is Edward Parry.

The UK City Code on Takeovers and Mergers does not apply to Entertainment One as its registered office is in Canada.

Forward-Looking Statements

Certain statements in this press release contain "forward-looking statements" with respect to both Hasbro and Entertainment One within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements include expectations concerning the proposed acquisition of Entertainment One by Hasbro; Hasbro’s beliefs relating to value creation as a result of the proposed acquisition; the expected timetable for completing the acquisition; benefits and synergies of the transaction; expected financial impact; dividend policy; future opportunities for the combined company; and de-leveraging plans, including the timing of actions to reduce indebtedness and Hasbro’s credit ratings and outlooks. Hasbro’s actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Specific factors that might cause such a difference include, but are not limited to: uncertainty as to whether the transaction will be completed in a timely manner or at all; the conditions precedent to completion of the transaction, including the approval of Entertainment One’s shareholders and the ability to secure applicable regulatory approvals in a timely manner or at all or on expected terms; uncertainty of whether Hasbro could achieve the expected benefits and synergies from the transaction and successfully integrate the operations of Entertainment One within the anticipated time frame or at all; risks of unexpected costs, liabilities or delays; integration difficulties, including the ability to retain key personnel; Hasbro’s ability to complete financings on satisfactory terms; Hasbro’s indebtedness, including the additional indebtedness that may be incurred in connection with the transaction; risks and uncertainties relating to the play and entertainment industries, including the retail landscape, distribution channels, consumer preferences, application of tariffs on Hasbro’s products, and other factors that may impact or alter Hasbro’s anticipated business plans, strategies and objectives; the effect of the announcement, pendency or consummation of the transaction on customers, employees, suppliers, partners and operating results; and other risks detailed from time to time in Hasbro’s filings with the US Securities and Exchange Commission (the “SEC”). The statements contained herein are based on Hasbro’s and Entertainment One’s current beliefs and expectations and speak only as of the date of this press release. Except as may be required by law, neither Hasbro nor Entertainment One undertakes any obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release. You should not place undue reliance on forward-looking statements.

No profit forecasts or estimates

No statement in this press release is intended to be or is to be construed as a profit forecast or profit estimate.

No offer or solicitation

This press release is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this press release in any jurisdiction in contravention of applicable law.

Use of Non-GAAP financial measures

Within this press release, Hasbro includes certain forward-looking non-GAAP financial measures as defined under SEC rules. These forward-looking non-GAAP financial measures reflect management’s current expectations and beliefs regarding the potential benefits of the proposed transaction. Hasbro is not able to reconcile forward-looking non-GAAP measures to reported measures without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact or exact timing of items that may impact comparability. These items include business optimization, restructuring and foreign exchange rate changes, as well as other non-cash and unusual items that are difficult to predict in advance to include in a GAAP estimate. This is due to the unpredictable and uncontrollable nature of these reconciling items, which would require an unreasonable effort to forecast, and we believe would result in a range of projected values so broad as to be meaningless to investors. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in Hasbro financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.

Disclaimer

J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove) ("J.P. Morgan Cazenove") which is authorised in the United Kingdom by the Prudential Regulation Authority ("PRA") and regulated in the United Kingdom by the PRA and the Financial Conduct Authority, is acting as financial adviser exclusively for eOne and no one else in connection with the matters set out in this announcement and will not regard any other person as its client in relation to the matters set out in this announcement and will not be responsible to anyone other than eOne for providing the protections afforded to clients of J.P. Morgan Cazenove or its affiliates, nor for providing advice in relation to any matter referred to herein.

Hasbro Press and Investor Contacts

Investor Contact:
Debbie Hancock
Hasbro, Inc.
(401) 727-5401
debbie.hancock@hasbro.com

Press Contact:
Julie Duffy
Hasbro, Inc.
(401) 727-5931
julie.duffy@hasbro.com

eOne Press and Investor Contacts

Investor Contact:
Patrick Yau
Entertainment One Ltd.
+44 203 714 7931
pyau@entonegroup.com

Hugo Baring, Virginia Khoo, Micol Martinelli, Henry Capper
J.P. Morgan Cazenove
+44 207 742 4000

Press Contact:
Alma PR
+44 203 405 0205